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                                                                    Exhibit 23.6

                      [Chesterton Petty Limited Letterhead]

Our Ref: CV/CC/CL/DC/ly/04-0090

4 February 2004

The Directors
Semiconductor Manufacturing International Corporation
18 Zhangjiang Road
Pudong New Area
Shanghai 201203
People's Republic of China

Dear Sirs

RE: CONSENT TO DISCLOSURE

In connection with a proposed initial public offering by Semiconductor Manufacturing International Corporation (the "Company"), we hereby consent to the disclosure in the Company's Registration Statement on Form F-1 (the "Registration Statement") of the following statement regarding our valuation of the Company's property:-

'Chesterton Petty Limited, an independent property valuer, has valued our property interests as of 31 December 2003 at RMB2,454,400,000. The text of the letter and the valuation certificate issued by Chesterton Petty Limited for this purpose are set out in Annex B to this prospectus.'

In addition, we consent to the inclusion of our property valuation report regarding the Company in Annex B of the Registration Statement, along with the following language:-

'The property valuation report included as Annex B to this prospectus has been prepared by Chesterton Petty Limited and has been included in reliance upon such valuations given upon the authority of that firm as an expert. Chesterton Petty Limited has given and has not withdrawn its written consent to the issue of this prospectus with the inclusion of its report and the reference to its name in the form and context in which they are respectively included.'

We represent that our execution, delivery and performance of this consent have been duly authorized by all necessary corporate action.

                                                                           .../2

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4 February 2004
Semiconductor Manufacturing International Corporation
Page 2

By signing this consent, we also agree to keep strictly confidential, until such time as the completion of the proposed initial public offering is publicly announced by the Company in the form of a press release, (i) our knowledge of the proposed initial public offering by the Company, (ii) the existence of the Registration Statement and (iii) the fact that we have granted this consent.

This consent is governed by and construed in accordance with the laws of the State of New York.

Yours faithfully
For and on behalf of
Chesterton Petty Limited

/s/ Charles C K Chan

Charles C K Chan
MSc FRICS FHKIS MCIArb RPS (GP)
Executive Director